EXHIBIT 10.15
À PROPOS DE VOTRE
RÉGIME SUPPLÉMENTAIRE DE RETRAITE
Régime supplémentaire de retraite
pour les cadres supérieurs désignés de Donohue Inc.
(Décembre 1999)

Table des matières

Régime supplémentaire de retraite pour
les cadres supérieurs désignés de Donohue Inc.
(Décembre 1999)

Avant-propos

Le Régime supplémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc. est un régime de retraite non enregistré et non capitalisé, lequel a pour but d’augmenter votre revenu à la retraite. En effet, ce régime est un supplément au Régime complementaire de retraite pour les cadres supérieurs désignés de Donohue Inc.
Ce régime est entré en vigueur le 1er janvier 1995 a et a été modifié au cours de 1999. II pourra également faire l’objet de révisions périodiques futures afin d’en assurer sa compétitivité.
Pour les cadres supérieurs désignés de “Produits Forestiers Donohue Inc. — Division Pâtes et Papier — Secteur Thorold”, la participation à ce régime, i.e. le service reconnu, débute le ler janvier 1997; ces cadres supérieurs conservent cependant leurs droits acquis, s’il y a lieu, selon les dispositions du “QUNO Corporation Supplemental Retirement Plan” pour le service reconnu avant le ler janvier 1997, lequel fût également modifié au cours de 1999.
Pour les cadres supérieurs désignés de “Produits Forestiers Donohue Inc. — Division Pâtes et Papier — Secteur MacKenzie” à l’emploi de Finlay Forest Industries Inc. au 4 août 1999, la participation à ce régime, i.e. le service reconnu, débute le ler janvier 2000; ces cadres supérieurs conservent cependant leurs droits acquis, s’il y a lieu, selon les dispositions du “ Supplemental Retirement Plan for Senior Executives of Finlay Forest Industries Inc.” pour le service reconnu avant le ler janvier 2000.
Vous trouverez dans cette brochure les modalités applicables à ce régime supplémentaire de retraite.
Pour toute information sur le régime, vous pouvez communiquer avec le vice-président, ressources humaines. Toute interpretation pourra être sujette à l’approbation de la direction de Donohue Inc. (la “ Compagnie ”).

N.B.:	Cette brochure s’adresse également aux femmes et aux hommes. Toutefois, afin d’en faciliter la lecture, il a été convenu d’utiliser le genre masculin.

Admissibilité	Page 4

Tout employé de Donohue Inc. ou de l’une de ses compagnies affiliées, ayant, en vertu des critères de la Compagnie, le statut de cadre supérieur désigné, est admissible aux bénéfices offerts en vertu du présent régime dès la date de cette désignation.

Cotisations	page 5

Ce régime étant non capitalisé, aucune cotisation n’est versée, tant par l’employé que par la Compagnie. Les bénéfices payables à la retraite, à la cessation de service ou au moment du décès proviendront des fonds généraux de la Compagnie.

Âge de la retraite	Page 6

Retraite normale
L’âge normal de la retraite est le premier jour du mois coïncidant avec ou suivant immédiatement le 65e anniversaire de naissance.
Retraite facultative
Tout participant actif peut toutefois prendre une retraite “facultative” sans réduction de la rente, dès l’âge de 58 ans, si la somme de son âge et de ses années de service totalise au moins 80 ou encore dès l’âge de 60 ans s’il compte alors 15 ans ou plus de service.
Retraite anticipée
De même, tout participant qui n’est pas admissible à la retraite facultative peut prendre une retraite “anticipée” dès l’âge de 55 ans, s’il compte alors au moins deux années de participation au régime. Sa rente sera cependant réduite, pour tenir compte du fait qu’elle commence à être versée avant la date de la retraite facultative. Le montant de la réduction variera selon les modalités suivantes :
•	Si le participant est âgé d’au moins 55 ans et compte au moins 20 années de service, la rente sera réduite de 0,50% par mois (6% par année) compris entre la date de retraite anticipée et l’âge de 58 ans.

•	Si le participant est âgé d’au moins 58 ans et compte au moins 10 années de service, la rente sera réduite de 0,25% par mois (3% par année) compris entre la date de retraite anticipée et l’âge de 65 ans.

•	Si le participant ne satisfait à aucun de ces critères, la rente sera réduite par équivalence actuarielle pour la période comprise entre la date de retraite anticipée et l’âge de 65 ans.
Retraite ajournée
Un participant qui prend sa retraite au-delà de l’âge normal de retraite, i.e. qui demeure en service actif après avoir atteint l’âge de 65 ans, a droit à une rente ajournée. La rente acquise et déterminée à l’âge de 65 ans est alors ajustée, i.e. augmentée par équivalence actuarielle. Ainsi, aucune rente n’est payable tant que le cadre supérieur désigné demeure en service actif.

Salaire, Non-concurrence et Confidentialité	Page 7

i) Salaire
L’expression “salaire final” désigne la moyenne des salaires, tels que définis ci-dessous, des cinq années de service reconnu avant l’âge de 65 ans au cours desquelles le salaire fut le plus élevé ou, si l’employé a accumulé moins de cinq années, la moyenne des salaires pour cette période.
Le salaire au cours d’une année donnée est défini comme étant la rémunération de base effectivement reçue de la Compagnie et apparaissant sur sa liste de paie augmentée, le cas échéant et sous certaines conditions, du boni gagné en vertu du Régime d’intéressement à court terme pour l’année en cause.
En cas de cessation d’emploi avant l’âge de 55 ans ou de décès avant la retraite, le boni peut être inclus à la définition de salaire, selon les dispositions du tableau suivant:

		Sans boni	Avec boni
•	Départ volontaire ou renvoi pour cause	√

•	Décès avant la retraite		√

•	Autre cessation d’emploi		√
De plus, afin que le boni gagné soit inclus à la définition de salaire en cas de retraite avant la date normale de la retraite, le cadre supérieur désigné doit se conformer aux termes des clauses de non-concurrence et de confidentialité suivantes :
ii) Non-concurrence
L’employé devra s’abstenir, pour une période de deux (2) ans suivant la retraite anticipée, sauf s’il s’agit d’une retraite anticipée faisant suite à une cessation d’emploi à l’initiative de la Compagnie, de faire concurrence à quelque titre que ce soit (employeur, employé, dirigeant, actionnaire (détenant 10% ou plus des actions volontaires) ou conseiller) pour le compte de toute entreprise ou personne morale ou physique oeuvrant dans des affaires ou activités substantiellement similaires à celles de la Compagnie, à savoir le domaine des pâtes et papier, des scieries et forêt, et ce, sur le territoire dans lequel l’employeur fait affaires en date de prise de retraite de l’employé. Cette période de deux (2) ans ne peut toutefois excéder l’âge normal de la retraite établi selon les dispositions du Régime supplémentaire de retraite.

Salaire, Non-concurrence et Confidentialité	Page 8

Confidentialité
L’employé s’engage à respecter le caractére confidentiel de toute information portée à sa connaissance et concernant la Compagnie ou ses filiales et qui, pour des motifs de concurrence ou selon les pratiques courantes et normales de l’industrie, ne fait pas habituellement l’objet de divulgation à des personnes autres que celles qui doivent en prendre connaissance pour bien accomplir leur tâche dans l’intérêt de la Compagnie. Toutefois, rien n’empêche la divulgation par l’employé d’informations qui sont autrement accessibles au public ou dont la divulgation est obligatoire en vertu d’une loi ou d’une demande judiciaire ou administrative.
Dans le cas où les présentes dispositions de non-concurrence et de confidentialité ne seraient pas respectées par l’employé, la prestation de retraite serait dès lors établie en utilisant uniquement le salaire de base.

Calcul de la rente	Page 9

À la date de la retraite normale, de la retraite anticipée, de la retraite facultative ou de la retraite ajournée, le participant a droit à une rente annuelle régulière ainsi qu’à une rente additionnelle.
b) Rente réguliére
La rente régulière est calculée à l’aide d’une formule qui tient compte du salaire final et des années de participation, selon les modalités suivantes :
•	Pour chaque année de participation au régime, 2% du salaire final moins

la rente payable pour ces mémes années en vertu du Régime complémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc., sans considérer toute cession de droit.

•	Cette rente ainsi déterminée est respectivement réduite ou augmentée, dans le cas d’une retraite anticipée ou ajournée, selon les modalités décrites à la section “Âge de la retraite”.
Par “année de participation”, on entend :
1)	une année ou fraction d’année de service pendant laquelle le participant est au service de la Compagnie en tant que cadre supérieur désigné, à l’exclusion de toute période d’absence temporaire non rémunérée. Ces années ou fractions d’année doivent être ultérieures aux dates suivantes:

•	Cadres supérieurs du Secteur MacKenzie étant à l’emploi de Finlay Forest Industries Inc. au 4 août 1999	31 décembre 1999

•	Cadres supérieurs du Secteur Thorold	31 décembre 1996

•	Autres cadres supérieurs	31 décembre 1994
(2) les années de participation reconnues au participant au 1er Janvier 1995.

Calcul de la rente	Page 10

Les années durant lesquelles le participant est admissible à une prestation de remplacement de revenu de la CSST / Worker’s Compensation Board, ou du régime d’assurance collective contracté par la Compagnie, sont incluses dans le calcul des années de participation tandis que les années de service actif au-delà de 65 ans sont exclues.
La rente à la retraite est versée mensuellement et comporte certaines garanties, telle la conversion à une rente à échéance fixe, lesquelles sont décrites à la section “Garantie de la rente”.
Cette rente ne comporte aucune indexation après la retraite.
Exemple — Rente régulière
Retraite normale

DONNÉES : PARTICIPANT DE SEXE MASCULIN

•	Date d’adhésion	1er janvier 1997
•	Âge à la date d’adhésion	40 ans
•	Âge à la date normale de retraite	65 ans
•	Années de service reconnu à la date normale de retraite	25
•	Salaire final (incluant boni)	150 000 $

CALCUL DE LA RENTE VIAGÈRE RÉGULIÈRE

	[2% x 150 000 $ x 25] – (1722,22 x 25) * =	31 945 $

CONVERSION À ÉCHÉANCE FIXE

	Terme 5 ans	77 281 $
	Terme 6 ans	66 746
	Terme 7 ans	59 266
	Terme 8 ans	53 694
	Terme 9 ans	49 394
	Terme 10 ans	45 984

*	La rente payable à tout participant au niveau du régime complémentaire de retraite est limitée à la rente annuelle maximale permise par Revenu Canada, Impôt, soit 1 722,22 $ par année de service reconnu (variant selon l’année de la retraite).

Calcul de la rente	Page 11

i) Rente additionnelle
La rente additionnelle correspond à la rente pourvue par les cotisations salariales versées au Régime complémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc. en excédent de 2 000 $ par année et accumulées avec intérêts jusqu’à la date de la retraite réduites de toutes cotisations excédentaires payables par ce régime, le cas échéant.
Exemple — Rente additionnelle
Retraite normale

DONNÉES : PARTICIPANT DE SEXE MASCULIN

•	Âge à la retraite normale	65 ans
•	Cotisations salariales en excédent de 2 000 $ accumulées avec intérêts	225 000 $

RENTE À ÉCHÉANCE FIXE

	Terme 5 ans Terme 6 ans Terme 7 ans Terme 8 ans Terme 9 ans Terme 10 ans	54 212 $ 46 822 41 575 37 666 34 650 32 258
Le revenu à la retraite sera également constitué de la rente temporaire décrite à la section suivante, des rentes provenant du Régime complémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc. ainsi que des prestations du Régime de rentes du Québec/ Régime de pension du Canada et de la Pension de Sécurité de la vieillesse, le cas échéant.

Calcul de la rente temporaire	Page 12

En plus des rentes régulière et additionnelle décrites à la section “Calcul de la rente”, le participant actif qui prend sa retraite avant l’âge de 65 ans alors qu’il est âgé d’au moins 55 ans et qui compte 20 années ou plus de service ou encore d’au moins 58 ans et qui compte 10 années ou plus de service, a droit à une rente annuelle temporaire payable jusqu’à l’âge de 65 ans calculée de la façon suivante:
•	216 $ pour chaque année de service reconnu en vertu du Régime complémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc. antérieure au 1er janvier 1985 (360 $ pour chaque année de service reconnu antérieure au ler janvier 1997, réduisant à 180 $ à compter de 60 ans, pour les cadres supérieurs désignés de “Produits Forestiers Donohue Inc. — Division Pâtes et Papier — Secteur Thorold”)

plus

1 % du salaire final moyen pour chaque année de service reconnu en vertu du Régime complémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc. à compter du 1er janvier 1985 ( 1er janvier 1997 pour les cadres supérieurs désignés de “Produits Forestiers Donohue Inc. — Division Pâtes et Papier — Secteur Thorold” et 1er janvier 2000 pour les cadres supérieurs de “Produits Forestiers Donohue Inc. — Division Pâtes et Papier — Secteur MacKenzie” à 1’emploi de Finlay Forest Industries Inc. au 4 août 1999)

moins

la rente temporaire payable en vertu du. Régime complémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc.
•	Cette rente est réduite, le cas échéant, de 1/2 % par mois entre la date de la retraite et l’âge de 58 ans.
•	En aucun temps, la rente temporaire totale payable en vertu du Régime complémentaire de retraite et du Régime supplémentaire de retraite ne peut excéder 11 000 $ par année et ce avant l’application des réductions applicables.
La rente temporaire est versée mensuellement et comporte certaines garanties, lesquelles sont décrites à la section “Garantie de la rente”.

Calcul de la rente temporaire	Page 13

Exemple — Rente temporaire
Retraite anticipée

DONNÉES: PARTICIPANT DE SEXE MASCULIN

•	Date d’adhésion	1er janvier 1997
•	Âge à la date d’adhésion	40 ans
•	Âge à la date de retraite anticipée	58 ans
•	Années de service reconnu à la date de retraite anticipée	18
•	Salaire final (incluant boni)	150 000 $
•	Rente temporaire maximale payable du
	Régime complémentaire de retraite *	4 643 $

CALCUL DE LA RENTE TEMPORAIRE

	MIN[ (1 % x 150 000 $ x 18) ; 11 000 ] - 4 643 $ =	6357 $

*	La rente temporaire payable à tout participant au niveau du régime complémentaire de retraite est limitée à la rente temporaire annuelle maximale permise par Revenu Canada, Impôt (variant, entre autres, selon le nombre d’années de service reconnu et l’année de la retraite).

Garantie de la rente	Page 14

Au moment de la retraite, la rente régulière, laquelle comporte une garantie qu’en cas de décès, 60 % de cette rente se continuera au conjoint survivant (en l’absence d’un conjoint, la rente comporte une garantie de 180 versements), sera transformée, par équivalence actuarielle, en rente à terme fixe d’une durée pouvant varier, au choix du participant, de cinq (5) à dix (10) ans. À défaut d’un tel choix par le participant, le terme sera de dix (10) ans.
La rente additionnelle sera également payable sous forme d’une rente à terme fixe d’une durée pouvant varier, au choix du participant, de cinq (5) à dix (10) ans.
La rente temporaire comporte une garantie qu’en cas de décès, 60 % de cette rente se continuera au conjoint survivant jusqu’à la date à laquelle le participant aurait atteint l’âge de 65 ans (en l’absence d’un conjoint, la rente cesse au décès du participant).
Au moment de sa retraite, le participant sera informé des montants de rente payables et des garanties applicables.

Cessation de service/Décès	Page 15

Cessation de service ou décès avant la retraite
La prestation payable lors d’une cessation de service ou d’un décès avant la retraite correspond à un pourcentage de la valeur actuelle de la rente régulière créditée à cette date et qui aurait été payable à la date normale de la retraite.
Ce pourcentage est de 20% par année de participation postérieure au ler janvier 1995, sujet à un maximum de 100%.
Pour l’employé de “Produits Forestiers Donohue Inc. — Division Pâtes et Papier — Secteur Thorold” ayant obtenu le statut de cadre désigné avant le ler janvier 1997, ce pourcentage est de 100% dès qu’il compte 24 mois ou plus de participation au Régime complémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc.
Pour l’employé de “Produits Forestiers Donohue Inc. — Division Pâtes et Papier — Secteur MacKenzie”, ce pourcentage est de 20 % par année de service, sujet à un maximum de 100%, et la détermination du pourcentage inclut les années de service avant le 4 août 1999.
La valeur de cette prestation doit être au moins égale aux cotisations salariales annuelles, sujet à un maximum de 2 000 $ par année, versées après le 31 décembre 1994 (31 décembre 1996 pour ĺes cadres supérieurs désignés de “Produits Forestiers Donohue Inc. — Division Pâtes et Papier — Secteur Thorold” et 31 décembre 1999 pour les cadres supérieurs de “Produits Forestiers Donohue Inc. — Division Pâtes et Papier — Secteur MacKenzie” à l’emploi de Finlay Forest Industries Inc. au 4 août 1999) dans le Régime complémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc., accumulées avec intérêts.
De plus, si le cadre supérieur désigné a choisi de verser une cotisation salariale égale à 6% de son salaire dans le Régime complémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc., il a droit, en plus de la prestation décrite précédemment, au remboursement de ses cotisations salariales versées en excédent de 2 000 $ par année dans le régime complémentaire de retraite accumulées avec intérêts. Cette prestation sera réduite, s’il y a lieu, si le versement d’une telle cotisation crée des cotisations excédentaires dans ce régime de retraite. Dans un tel cas, le montant de la réduction correspondra au montant des cotisations excédentaires devant être remboursées via la caisse du Régime complémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc.

Cessation de service/Décès	Page 16

Décès après la retraite
Le solde des versements est payé au conjoint survivant ou, à défaut, aux ayants droit, selon les modalités et le terme applicables ou choisis par le participant au moment de la retraite. À défaut d’un conjoint, cette prestation sera payée sous forme d’un versement forfaitaire.

Absence temporaire et invalidité	Page 17

Le participant maintient sa participation au régime au cours d’une absence temporaire ou d’une invalidité de courte durée, s’il est admissible à une prestation de remplacement de revenu de la C.S.S.T. / Worker’s Compensation Board ou d’un régime d’assurance collective contracté par la compagnie. Le maintien de la participation signifie qu’il continue d’accumuler des créances de rente dont le coût est défrayé par la caisse de retraite. Les rentes qui sont créditées pendant cette période sont fondées uniquement sur le salaire de base que le participant recevait tout juste avant le début de son invalidité, indexé annuellement selon les modalités du Régime de rentes du Québec, sujet toutefois à une indexation maximale de 3% par année.

Dispositions générales	Page 18

CONJOINT
Le bénéficiaire de la prestation de décès est le conjoint du participant tel que défini dans les Lois provinciales sur les régimes complémentaires de retraite.
On entend par “conjoint” la personne qui, à la date de la retraite ou au jour qui précède le décès, si antérieur:
•	Pour le cadre supérieur désigné résidant au Québec:
•	est mariée avec le participant; ou

•	vit maritalement avec le participant (alors que lui-même n’est pas marié) depuis au moins trois ans ou, dans les cas suivants, depuis au moins un an;
•	un enfant au moins est ne ou est à naître de leur union;

•	ils ont conjointement adopté au moins un enfant durant leur période de vie maritale;

•	l’un d’eux a adopté au moins un enfant de l’autre durant cette période.
•	Pour le cadre superieur désigné résidant en Ontario:
•	est mariée avec le participant; ou

•	n’est pas mariée avec le participant mais vit avec celui-ci dans une union conjugale:
•	soit de façon continue depuis au moins trois ans;

•	soit dans une relation d’une certaine permanence, s’ils sont les parents naturels ou adoptifs d’un enfant, au sens de la Loi sur le droit de la famille.
•	Pour le cadre supérieur désigné résidant en Colombie-Britannique:
•	est mariée avec le participant et ne vit pas séparé de lui depuis plus de deux ans; ou

•	vit maritalement avec le participant depuis au moins deux ans.

Notes complémentaires	Page 19

CONTINUATION DU RÉGIME
Bien que la Compagnie ait l’intention de maintenir indéfiniment en vigueur le Régime supplémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc., elle se réserve le droit d’amender et/ ou terminer le régime, en totalité ou en partie, et ce, pour quelque raison que ce soit.
RENÉGOCIATION DE L’ENTENTE
Si, dans l’avenir, le fardeau financier du Régime supplémentaire de retraite pour les cadres supérieurs désignés de Donohue Inc. devient substantiellement plus onereux pour l’une ou 1’autre des parties qu’il ne l’était au moment de sa mise en vigueur, une partie pourra demander la renégociation de 1’entente afin que les parties soient remises dans la même position fiscale qui prévalait au moment de sa mise en place.
CESSION
Les bénéfices octroyés au cadre supérieur désigné aux termes de la présente convention sont déclarés purement personnels et, par conséquent, ne peuvent être cédés ni transférés, ni donnés en garantie par celui-ci.
DROITS ACQUIS
L’adoption des présentes dispositions n’a pas et ne doit pas avoir pour effet de diminuer les droits acquis des participants actuels au régime.
SUCCESSEURS
La présente entente sera pour le bénéfice des parties aux presentes et de leurs successeurs et les liera tous.
INTERPRÉTATION
La présente entente sera régie et interprétée conformément aux lois de la province de Québec.

Hypothèses actuarielles	Page 20

Les hypothèses actuarielles suivantes sont utilisées pour transformer la rente viagère en une rente à échéance fixe et pour établir, s’il y a lieu, la valeur de la prestation lors du décès avant la retraite ou de la cessation de service.

TABLE DE MORTALITÉ:	GAM 83 sans projection Taux — Homme/Femme

TAUX D’INTÉRÊT:	8 % par année

TAUX D’AUGMENTATION DES SALAIRES:	6 % par année

ÂGE DE RETRAITE:	62 ans

DIFFÉRENCE D’ÂGE ENTRE LES CONJOINTS:	3 ans (le conjoint de sexe féminin étant le plus jeune des deux)